                                                                     EXHIBIT 3.6

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2495703
                                                              -----------------

                       The Commonwealth of Massachusetts
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

We,     Mitchell G. Tyson                 , *President
   --------------------------------------
and      Robert L. Birnbaum               , *Assistant Clerk,
   --------------------------------------

of                  PRI Automation, Inc.                             ,
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                          (Exact name of corporation)

located at:      805 Middlesex Turnpike, Billerica, MA 01821         ,
           ----------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

         3
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 22, 1997, by vote of

  5,130,035      shares of       Common             of    7,408,399    shares outstanding,
---------------            ----------------------        -----------  -------------------------
                        (type, class & series, if any)

                 shares of                          of                 shares outstanding, and
---------------            ----------------------         -----------  -------------------------
                        (type, class & series, if any)

                 shares of                          of                 shares outstanding.
---------------            ----------------------         -----------  -------------------------
                        (type, class & series, if any)

/1/**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*Delete the inapplicable words.            **Delete the inapplicable clause.
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------

           TYPE              NUMBER OF        TYPE         NUMBER OF      PAR
                               SHARES                       SHARES       VALUE
--------------------------------------------------------------------------------
Common:                                  Common:            12,000,000      $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                               Preferred:            400,000      $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:




       WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
           TYPE               NUMBER OF        TYPE        NUMBER OF      PAR
                               SHARES                       SHARES       VALUE
--------------------------------------------------------------------------------
Common:                                  Common:            24,000,000      $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                               Preferred:            400,000      $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                              .
                     ----------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY THIS     22     day of   April,   19 97.
                                           -----------       -----------  ---

/s/ Mitchell G. Tyson         , *President
-----------------------------

/s/ Robert L. Birnbaum        , *Assistant Clerk.
-----------------------------

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

================================================================================

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $___________ having been paid, said article is deemed to have been filed with me this ________ day of __________________________, 19_____.



Effective date:____________________________________________________



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


Robert L. Birnbaum, Esq.
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Foley, Hoag & Eliot LLP
One Post Office Square
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Boston, MA 02109
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